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                                                                   EXHIBIT 99.2


[Reliant Resources, Inc. Logo]



FOR FURTHER INFORMATION:                 Sandy Fruhman, Media (713) 497-3123
                                         Dan Hannon, Investors  (713) 497-6149


FOR IMMEDIATE RELEASE:              March 12, 2003



                   RELIANT RESOURCES SETS ANNUAL MEETING DATE


HOUSTON, TX - The Board of Directors of Reliant Resources, Inc. (NYSE: RRI) today declared that the company's Annual Meeting of Stockholders will be held at 9 a.m., central time, on Wednesday, June 4, 2003. The meeting will be held in the auditorium of Reliant Energy Plaza, 1111 Louisiana Street, Houston, Texas. Stockholders who hold shares as of the close of business on April 7, 2003, will be eligible to vote at the meeting.